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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         March 16, 1998 (March 13, 1998)

                           QUINTEL ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-27046                    22-3322277
(State or other jurisdiction of     (Commission               (I.R.S. Employer
 incorporation or organization)     File Number)             Identification No.)

One Blue Hill Plaza
Pearl River, New York                                               10965
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:   (914) 620-1212
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ITEM 5. OTHER EVENTS.

         Pursuant to a Stock Purchase Agreement between the Registrant and Claudia Newman Hirsch (the "Seller"), on March 13, 1998, the Registrant purchased from the Seller 1,969,601 shares of the Company's common stock (the "Shares") for an aggregate purchase price of $8,165,000, of which $8,000,000 was paid at the closing of the transaction and $165,000 is to be paid in 12 consecutive monthly installments of $13,750 from April 13, 1998 to March 13, 1999. At the same time, the Seller's employment by the Registrant terminated and she resigned from all directorships and offices she had held at the Registrant or any affiliate thereof. The purchase price for the Shares was determined through arms-length negotiations between the Registrant and the Seller, and funded from the Registrant's cash reserves.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

NUMBER   DESCRIPTION

10.1 Stock Purchase Agreement dated March 13, 1998 between the Registrant and Claudia Newman Hirsch

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 1998

                           QUINTEL ENTERTAINMENT, INC.

                           By:  /s/ Jeffrey L. Schwartz
                                ------------------------------------
                                Jeffrey L. Schwartz
                                Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION

10.1 Stock Purchase Agreement dated March 13, 1998 between the Registrant and Claudia Newman Hirsch


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